             SECOND RESTATED AND AMENDED INVESTOR RIGHTS AGREEMENT

         THIS SECOND RESTATED AND AMENDED INVESTOR RIGHTS AGREEMENT (this "Agreement") is entered into as of the 4th day of November, 1999, by and among
(i) WEBMETHODS, INC., a Delaware corporation (the "Company"), (ii) certain holders of Series A Preferred Stock of the Company (the "Series A Holders"),
(iii) certain holders of Series B Preferred Stock of the Company (the "Series B Holders"), (iv) certain holders of Series C Preferred Stock of the Company (the "Series C Holders"), (v) certain holders of Series D Preferred Stock of the Company (the "Series D Holders") and (vi) certain purchasers of Series E Preferred Stock of the Company (the "Series E Purchasers").

         WHEREAS, the Company, the Series A Holders, the Series B Holders, the Series C Holders and the Series D Holders are parties to that certain Restated and Amended Investor Rights Agreement dated May 12, 1999 (the "May 1999 Agreement");

         WHEREAS, pursuant to that certain Series E Preferred Stock Purchase Agreement of even date herewith, by and among the Company and the Series E Purchasers (the "Series E Agreement"), the Company has agreed to sell and issue not more than an aggregate of 68,770 shares of Series E Preferred Stock ("Series E") to the Series E Purchasers; and

         WHEREAS, as an inducement for the Series E Purchasers to enter into the Series E Agreement, the Company, the Series A Holders, the Series B Holders, the Series C Holders and the Series D Holders have agreed to enter into this Agreement in order to restate and amend the May 1999 Agreement, and to provide the Series E Purchasers with certain registration and other rights.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   SECTION 1

                        Restrictions on Transferability;
                              Registration Rights

         1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                 "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                 "Common Stock" means the Common Stock, par value One Cent ($0.01) per share, of the Company, as authorized on the date of this Agreement.

                 "Conversion Shares" means the Common Stock issued or issuable upon conversion of the Series A Shares, Series B Shares, Series C Shares, Series D Shares and Series E Shares.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 "Holder" means any Investor and any Permitted Transferee.

                 "Indemnified Party" means each party entitled to indemnification under Section 1.11 hereof.

                 "Indemnifying Party" means each party required to provide indemnification under Section 1.11 hereof.

                 "Initial Public Offering" means the first public offering of the Common Stock of the Company to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.

                 "Initiating Holders" means Investors or Permitted Transferees who in the aggregate are Holders of not less than fifty percent (50%) of the outstanding Registrable Securities.

                 "Investor" means each Series A Holder, Series B Holder, Series C Holder, Series D Holder and Series E Purchaser who is or becomes a party to this Agreement in accordance with Section 5.12 hereof.

                 "New Securities" means any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock or Preferred Stock, which involve aggregate net proceeds to the Company of not less than $500,000.00; provided, however, that "New Securities" does not include (i) the Shares, the Conversion Shares or any other shares of Company capital stock issuable upon exercise and/or conversion of convertible securities outstanding as of the date hereof,
(ii) securities offered to the public generally pursuant to a registration statement under the Securities Act, (iii) up to 7,000,000 shares of the Company's Common Stock or related options convertible into or exercisable for such Common Stock issued to employees, officers and directors of, and consultants, customers, and vendors to, the Company, pursuant to any arrangement approved by the Board of Directors of the Company, (iv) stock issued pursuant to any rights or agreements, including, without limitation, convertible securities, options and warrants, issued after the date hereof, provided that the Company shall have complied with the right of first offer established by Section 2 hereof with respect to the initial sale or grant by the Company of such rights or agreements, (v) stock issued in connection with any stock split, stock dividend or recapitalization by the Company, (vi) securities issued in connection with an acquisition of another business entity (whether by way of merger, consolidation or purchase of all or substantially all of the assets or otherwise), products or technologies by the Company, or
(vii) securities issued in connection with a joint venture by the Company, or to consultants, vendors, lenders, equipment lessors, or customers of the Company, or in connection with technology licensing and/or corporate partnering transactions, in each case as approved by the Board of Directors.

                 "Permitted Transferee" means (i) any person holding Registrable Securities to whom Conversion Shares have been transferred in accordance with Section 1.4 hereof and applicable securities laws, and who is not an actual or potential competitor of the Company, as determined in the reasonable judgment of the Company's Board of Directors, and (ii) any person who is a partner, member or affiliate of an Investor who receives such Registrable Securities in accordance with such partner, member or affiliate ownership interest in the Investor.

                 "Pro Rata Portion" means, with respect to an Investor, the ratio that the Conversion Shares held by such Investor bears to the aggregate number of shares of Common Stock held by all stockholders of the Company on a fully diluted, fully converted basis.

                 The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                 "Registration Expenses" means all expenses (excluding Selling Expenses) of the Company and the Holders participating in a registration incurred in complying with Sections 1.5, 1.6 and 1.7 hereof, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the selling shareholders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                 "Registrable Securities" means (i) the Conversion Shares and
(ii) any Common Stock issued or issuable in respect of the Shares or Conversion Shares for any reason; provided, however, that shares of Common Stock shall only be treated as Registrable Securities if and so long as they have not been
(A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                 "Restricted Securities" means the securities of the Company required to bear a legend as set forth in Section 1.3(a) or Section 1.3(b) hereof.

                 "Securities Act" means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.





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
                 "Selling Expenses" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for one or more Holders (other than the fees and disbursements of one special counsel for all of the selling shareholders as described in "Registration Expenses" above).

                 "Series A Shares" means the shares of Series A Preferred Stock held by the Investors.

                 "Series B Shares" means the shares of Series B Preferred Stock held by the Investors.

                 "Series C Shares" means the shares of Series C Preferred Stock held by the Investors.

                 "Series D Shares" means the shares of Series D Preferred Stock held by the Investors.

                 "Series E Shares" means the shares of Series E Preferred Stock held by the Investors.

                 "Shares" means Series A Shares, Series B Shares, Series C Shares, Series D Shares and Series E Shares.

         1.2 Restrictions. The Shares and the Conversion Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Investor will cause any proposed purchaser, assignee, transferee or pledgee of the Shares and the Conversion Shares held by such Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

         1.3     Restrictive Legend.

                 (a)  Each certificate representing (i) the Series E Shares,
(ii) the Conversion Shares, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii) upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in substantially the following form:

                 "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

                 "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

                 (b) Each outstanding certificate representing Series A Shares, Series B Shares, Series C Shares and Series D Shares shall bear the legend currently imprinted thereon. In the event of any transfer of such shares, the newly-issued certificate representing such shares shall bear the legend set forth in Section 1.3(a) of this Agreement.

                 (c) Each Investor consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.

         1.4 Notice of Proposed Transfers; Transfers. The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 1. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and, if reasonably requested by the Company, shall be accompanied at such holder's expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. The Company will not require such a legal opinion or "no action" letter (a) in any transaction in compliance with Rule 144 or (b) in any transaction in which such holder distributes Restricted Securities to its constituent partners, majority-owned subsidiaries or affiliates (each an "Affiliate") for no consideration; provided that each Affiliate agrees in writing to be subject to the terms of this Section 1.4. The Company may waive compliance with this Section 1.4 in its sole discretion; the Company's failure to object promptly in writing to a proposed transfer allegedly in violation of this Section 1.4 shall deemed to be such a waiver; provided, however, that no holder of Restricted Securities may sell, assign or otherwise transfer any Restricted Securities to any actual or potential competitor of the Company, as determined in the reasonable judgment of the Company's Board of Directors; provided further that a Holder who is a corporation, partnership or limited liability company may distribute Restricted Securities to its constituent partners, members or affiliates in accordance with such partners', members' or affiliates' ownership in such Holder. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section
1.3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act. Notwithstanding the foregoing, a Holder of Restricted Securities may transfer such Restricted Securities to any third party in connection with the merger, acquisition, consolidation or other business combination involving such Holder and such third party, without any restriction whatsoever, other than the restrictions imposed under applicable state and federal securities laws.

         1.5     Demand Registration.

                 (a) Demand Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to Registrable Securities, the Company will:

                          (i)     promptly give written notice of the proposed
registration, qualification or compliance to all other Holders; and

                          (ii)    as soon as practicable, file and use its best
efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.5:

                                  (1)      In any particular jurisdiction in
which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                  (2)      Prior to the earlier of (i)
September 21, 2003, and (ii) the six- month anniversary of the effective date of the Initial Public Offering;

                                  (3)      During the period starting with the
date ninety (90) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith;

                                  (4)      During the period commencing on the
date on which a registration pursuant to this subparagraph 1.5(a) has been declared or ordered effective, and ending one (1) year after such date;

                                  (5)      After the Company has effected a
second registration pursuant to this subparagraph 1.5(a), and such registration has been declared or ordered effective;

                                  (6)      If the aggregate proceeds from the
sale of Registrable Securities described in the registration statement will not exceed $2,000,000; or

                                  (7)      If the Company shall furnish to such
Holders a certificate, signed by the President of the Company, stating that in the good faith and reasonable judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.5 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

         Subject to the foregoing clauses (1) through (7), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

                 (b) Underwriting. In the event that a registration pursuant to Section 1.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 1.5(a)(i). The right of any Holder to registration pursuant to Section 1.5 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.5 and the inclusion of such Holder's Registrable Securities in the underwriting, to the extent requested, to the extent provided herein.

         The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into and perform its obligations under an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement; provided, however, that no

Registrable Securities shall be so excluded unless and until all securities sought to be registered other than the Registrable Securities are first excluded. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

         If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration.

         1.6     Form S-3 Registration.

                 (a) If any Holder or Holders holding twenty-five percent (25%) or more of the Registrable Securities request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000.00, and the Company is a registrant entitled to use Form S-3 (or such successor form) to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered on such form for the offering and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one such registration in any twelve (12) month period, and shall not be required to effect more than two such registrations in the aggregate. After the Company's first public offering of its securities, the Company will use its best efforts to qualify for Form S-3 registration or a similar short-form registration. The provisions of Section 1.5(b) shall be applicable to each registration initiated under this Section 1.6.

                 (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.6: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) during the period starting with the date ninety (90) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or
(iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith and reasonable judgment of the Board of Directors it would be detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

         1.7     Company Registration.

                 (a) Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than
(i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

                          (i)  promptly give to each Holder written notice
thereof; and

                          (ii)  include in such registration (and any related
qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within fifteen (15) days after receipt of such written notice from the Company by any Holder.

                 (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.7(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.7 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform its obligations under an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the holders who have demanded such registration). Notwithstanding any other provision of this Section 1.7, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, on a pro rata basis based on the total number of securities (including, without limitation, Registrable Securities) entitled to registration pursuant to registration rights granted to the participating stockholders by the Company; provided, however, that if such offering is the Initial Public Offering, such reduction may reduce the number of securities being sold by the participating Holders to zero (0); and provided further that if such offering is not the Initial Public Offering, such reduction may reduce the number of securities being sold by the Holders to not less than thirty percent (30%) of the shares being sold in such offering. Securities to be excluded from registration shall be determined in the following order of priority: (i) securities held by any person not having contractual incidental registration rights; (ii) securities held by any person having contractual incidental registration rights pursuant to an agreement which is not this Agreement; and (iii) securities held by the Holders on a pro rata basis (based on the aggregate number of securities held by all such holders). To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or other holder to the nearest 100 shares. If any Holder or other holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto.

                 (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.7 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

         1.8 Limitations on Subsequent Registration Rights. From and after the date hereof, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities (unless such new registration rights, including standoff obligations, are subordinate to the registration rights granted Holders hereunder), without the prior written consent of the holders of a majority of the then-outstanding Shares.

         1.9 Expenses of Registration. All Registration Expenses (but not Selling Expenses) shall be borne by the Company. Selling Expenses shall be borne by the Holder incurring such expenses.

         1.10 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                 (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the registration statement has been completed; provided, however, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that if Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by
Section 10(a)(3) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above shall be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

                 (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                 (c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                 (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                 (e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                 (f) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                 (g) Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                 (h) Make available for inspection by any Holder participating in such registration, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers and directors to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such registration statement; provided, however, that such Holder, underwriter, attorney or accountant shall agree to hold in confidence and trust all information so provided;

                 (i) Furnish to each Holder participating in such registration:

                          (i) in the case of an underwritten public offering, a copy of any opinion of counsel for the Company provided to the underwriters participating in such offering, dated the effective date of the registration statement;

                          (ii) in the case of an underwritten public offering, a copy of any "comfort" letters provided to the underwriters participating in such offering and signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants or other relevant authorities, and

                          (iii) a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering other than non-substantive cover letters and the like.

                 (j) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

         1.11    Indemnification.

                 (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this
Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter for use therein.

                 (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder for use therein; provided that in no event shall any indemnity under this subparagraph 1.11(b) exceed the net proceeds received by such Holder in such registration.

                 (c) Each Indemnified Party shall give notice to each Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                 (d)      If the indemnification provided for in this Section
1.11 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability or action referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 (e) The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 1.11. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 1.11 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of this Section 1.11. Notwithstanding the provisions of this
Section 1.11, no Holder shall be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the net proceeds (after selling expenses) received by such Holder. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         1.12 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

         1.13 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                 (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

                 (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                 (c) So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

         1.14 Transfer of Registration Rights. The rights to cause the Company to register securities granted to the Investors hereunder shall be deemed to be extended to (i) any Permitted Transferee who acquires not less than twenty-five percent (25%) of the Series A Shares or the respective Conversion Shares and who agrees in writing to be bound by the terms of this Agreement, (ii) any Permitted Transferee who acquires not less than twenty-five percent (25%) of the Series B Shares or the respective Conversion Shares and who agrees in writing to be bound by the terms of this Agreement, (iii) any Permitted Transferee who acquires not less than twenty-five percent (25%) of the Series C Shares or the respective Conversion Shares and who agrees in writing to be bound by the terms of this Agreement, (iv) any Permitted Transferee who acquires not less than twenty-five percent (25%) of the Series D Shares or the respective Conversion Shares and who agrees in writing to be bound by the terms of this Agreement, (v) any Permitted Transferee who acquires not less than twenty-five percent (25%) of the Series E Shares or the respective Conversion Shares and who agrees in writing to be bound by the terms of this Agreement, or (vi) to any Permitted Transferee who is a constituent partner, member or affiliate of an Investor.

         1.15 Standoff Agreement. Each Holder agrees in connection with any registration of the Company's securities (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) that, upon written request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, pledge or otherwise hypothecate or encumber, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days from the effective date of such registration in the case of a registration for the Initial Public Offering and ninety (90) days from the effective date of such registration in the case of other registrations) as may be requested by the Company or such managing underwriters; provided, that (i) the officers and directors of the Company who own stock of the Company, as well as any stockholder party to this Agreement who owns more than five percent (5%) of the Common Stock of the Company on a fully diluted, fully converted basis, also agree to such restrictions, and (ii) the underwriters shall not release any party from any lock-up agreement or similar agreement (a "Lock Up Release") without (x) providing the undersigned at least three (3) business days' prior written notice of the effective date of the Lock Up Release and (y) simultaneously releasing the undersigned and their affiliates to the same extent from any lock-up letter or similar agreement to which they are a party. Furthermore, notwithstanding anything herein to the contrary, nothing in this Section 1.15 or elsewhere in this Agreement shall restrict Goldman, Sachs & Co. and its affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its or its affiliates' business, so long as such activities are not reasonably expected to result in the transfer of, or reduction of risk with respect to, the economic ownership of any Registrable Securities or securities convertible into or exchangeable for any Registrable Securities held by Goldman, Sachs & Co. or its affiliates as of the date hereof.

         1.16 Termination of Registration Rights. The registration rights afforded to each Holder under this Section 1 shall terminate upon the earlier to occur of (i) the fifth anniversary of the Initial Public Offering or (ii) with respect to each Holder, whenever such Holder is eligible to sell all of such Holder's Registrable Securities pursuant to Rule 144 within a six month period.


                                   SECTION 2

                    Right of First Offer for New Securities

         2.1 Right of First Offer. Subject to the terms and conditions contained in this Section 2, the Company hereby grants to each Investor the right of first offer to purchase up to its Pro Rata Portion of any New Securities which the Company may, from time to time, propose to sell and issue.

         2.2 Notice of Right. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue the same. Each Investor shall have twenty (20) days from the date of receipt of any such notice to agree to purchase any shares of such New Securities (up to such Investor's Pro Rata Portion), for the price and upon the terms specified in the notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

         2.3 Right of Over Allotment. The Company shall offer to each Investor who has elected to purchase its full Pro Rata Portion (a "Fully Exercising Investor"), by the giving of written notice, any New Securities not previously elected to be purchased by the Investors. The Fully Exercising Investors shall thereafter have ten (10) days from the date of receipt of such written notice to agree to purchase all or any portion of such available New Securities; in the event that the Fully Exercising Investors collectively elect to purchase more than the available New Securities, the New Securities shall be made available to the Fully Exercising Investors ratably.

         2.4 Exercise of Rights. If one or more Investors exercises its right of first offer hereunder, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within ninety (90) calendar days following the latest receipt of notice of such exercise, which period of time shall be extended in order to comply with applicable laws and regulations.

         2.5 Lapse and Reinstatement of Right. In the event the Investors fail to elect to purchase all of the New Securities offered by the Company within the foregoing notice periods (or if all Investors waive their rights to purchase such New Securities), the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) to sell the New Securities not elected to be purchased by the Investors at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice.
In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said sixty (60) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Investors in the manner provided above.

         2.6 Transfer of Right. The right of first offer granted to the Investors pursuant to this Section 2 shall be deemed to be extended to Permitted Transferees.

         2.7 Termination of Right; Waiver. The right of first offer granted to the Investors pursuant to this Section 2 shall not apply to and shall terminate and be of no further force or effect upon the Initial Public Offering. Notwithstanding any provision of this Agreement to the contrary, the right of first offer granted to the Investors pursuant to this Section 2 shall be subject to waiver by the affirmative vote or consent of holders of at least two-thirds (2/3) of the Registrable Securities, taken as a whole for this purpose.

                                   SECTION 3

                      Affirmative Covenants of the Company

         The Company hereby covenants and agrees as follows:

         3.1 Financial Information. The Company will furnish to each Investor the following reports:

                 (a) As soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of national standing selected by the Company;

                 (b) As soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet and a statement of shareholder's equity as of the end of such fiscal quarter; and

                 (c) As soon as practicable after the end of each calendar month, and in any event within thirty (30) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of each calendar month, and consolidated statements of income and cash flow for such period and for the current fiscal year to date, together with a comparison of such statements to the Company's operating plan then in effect.

         3.2 Operating Plan and Budget. As soon as practicable following approval or adoption by the Company's Board of Directors, the Company will furnish each Investor with the Company's budget and operating plan (including projected balance sheets and profit and loss and cash flow statements) for the coming fiscal quarter and fiscal year.

         3.3 Inspection. The Company shall permit each Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Investor.

         3.4 Delivery of Qualified Small Business Stock Representations. The Company covenants and agrees to conduct annually, or upon the occurrence of an Initial Public Offering or the sale, consolidation or merger of the Company, a reasonable investigation into the question of whether the Shares or Conversion Shares are "qualified small business stock" within the meaning of the Code, and to thereafter deliver to each Investor who so request a duly executed Certificate of Representations in the form attached hereto as Exhibit A (the "QSBS Certificate"). If the Company is unable to deliver an executed QSBS Certificate because representation statement 2 in the QSBS Certificate is inaccurate, the Company covenants and agrees to deliver a statement explaining the reasons for such inaccuracy.

         3.5 Transfer of Rights. The rights to financial and other information granted to the Investors pursuant to this Section 3 shall be extended to Permitted Transferees.

         3.6 Termination of Rights. The rights to financial and other information granted to the Investors pursuant to this Section 3 shall terminate upon the Initial Public Offering.

                                   SECTION 4

                               Board of Directors

         4.1 Board Representation. Each Holder hereby covenants and agrees to vote its Shares, and otherwise use its best efforts as a stockholder of the Company, to fix the number of directors of the Company at eight (8). Each Holder further covenants and agrees to vote, consent or otherwise act as a stockholder of the Company (or, if applicable, as a director of the Company) in any election of directors of the Company held during the term of this Agreement for (i) one individual designated by the holders of a majority of the outstanding Series A Preferred Stock, (ii) one individual designated by the holders of a majority of the outstanding Series B Preferred Stock, (iii) for so long as at least fifty thousand (50,000) shares of Series C Preferred Stock remain outstanding, two individuals designated by the holders of a majority of the outstanding Series C Preferred Stock and (iv) for so long as at least seventeen thousand (17,000) shares of Series E Preferred Stock remain outstanding, one individual designated by the holders of a majority of the outstanding Series E Preferred Stock. The initial designee of the holders of a majority of the outstanding Series E Preferred Stock shall be Dennis H. Jones. Any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any person designated by the holders of any Series of Preferred Stock shall be filled by another person designated by the holders of a majority of that Series of Preferred Stock. The Company shall use its best efforts to effectuate the terms and provisions of this Section 4.1. Notwithstanding the foregoing, the provisions of this Section 4.1 shall terminate and shall be of no further force and effect upon a merger or consolidation to which the Company is a party and which results in, or is effected in connection with, a change in ownership of a majority of the outstanding shares of voting stock of the Company.

         4.2 Termination of Rights. The rights granted to Holders pursuant to Section 4.1 shall terminate upon the Initial Public Offering.

         4.3     Board Observation Rights.

                 (a) The Company covenants and agrees that The Goldman Sachs Group, Inc., or any of its affiliates ("Goldman Sachs"), shall have the right to designate a representative to attend all meetings of the Company's Board of Directors in a non-voting observer capacity, and, in this respect, the Company shall give Goldman Sachs copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that (i) Goldman Sachs agrees, and any representative of Goldman Sachs shall agree in writing, to hold in confidence all information so provided and not to use or disclose any confidential information provided to or learned by Goldman Sachs or such representative in connection with its rights under this Agreement, and any such representative or any employee or partner of Goldman Sachs working with such representative shall not use any such confidential information in any improper manner; and (ii) in no event shall the failure to provide the notice described above invalidate in any way any action taken at a special meeting of the Board of Directors or taken by written consent. The covenants and agreements contained in this Section 4.3(a) shall terminate upon the earlier of
(i)
the date Goldman Sachs ceases to own, for its own account, any capital stock of the Company, and (ii) the Initial Public Offering.

                 (b) The Company covenants and agrees that DBV Investments, LLC, or any of its affiliates ("DBV"), shall have the right to designate a representative to attend all meetings of the Company's Board of Directors in a non-voting observer capacity, and, in this respect, the Company shall give DBV copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that (i) DBV agrees, and any representative of DBV shall agree in writing, to hold in confidence all information so provided and not to use or disclose any confidential information provided to or learned by DBV or such representative in connection with its rights under this Agreement; and (ii) in no event shall the failure to provide the notice described above invalidate in any way any action taken at a special meeting of the Board of Directors or taken by written consent. The covenants and agreements contained in this Section 4.3(b) shall terminate upon the earlier of (i) the date DBV ceases to own, for its own account, any capital stock of the Company, and (ii) the Initial Public Offering.

                 (c) The Company covenants and agrees that Dell USA L.P. ("Dell"), shall have the right to designate a representative to attend all meetings of the Company's Board of Directors in a non-voting observer capacity, and, in this respect, the Company shall give Dell copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that (i) Dell agrees, and any representative of Dell shall agree in writing, to hold in confidence all information so provided and not to use or disclose any confidential information provided to or learned by Dell or such representative in connection with its rights under this Agreement; and
(ii) in no event shall the failure to provide the notice described above invalidate in any way any action taken at a special meeting of the Board of Directors or taken by written consent. The covenants and agreements contained in this Section 4.3(c) shall terminate upon the earlier of (i) the date Dell ceases to own, for its own account, any capital stock of the Company, and (ii) the Initial Public Offering.

                                   SECTION 5

                                 Miscellaneous

         5.1 Aggregation of Stockholdings. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         5.2 Assignment. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

         5.3 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         5.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to the conflicts of laws provisions thereof.

         5.5 Counterparts. This Agreement may be executed in two or more counterparts and signature pages may be delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.6 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, or via a nationally recognized overnight courier, addressed to the other party at the address shown below or at such other address for which such party gives notice hereunder. Such notice shall be deemed to have been given or received three (3) days after deposit in the mail, or one (1) day after deposit with a nationally recognized overnight courier.

         5.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

         5.8 Amendment and Waiver. Any provision of this Agreement may be amended with the written consent of the Company and the Holders of a majority of the outstanding shares of Registrable Securities; provided, however, that
(i) no such amendment shall impose or increase any liability or obligation on a Holder without the consent of such Holder and (ii) no such amendment having a disproportionately adverse effect on any Holder in relation to the other Holders may be made without consent of such Holder; provided, further, that:
(i) the affirmative vote or consent of the Holders holding a majority of the outstanding Series C Shares shall be required in order to increase the size of the Board of Directors of the Company to greater than eight (8); (ii) Section 4.3(a) hereof may not be amended without the written consent of The Goldman Sachs Group, Inc.; (iii) Section 4.3(b) hereof may not be amended without the written consent of DBV Investments, LLC; and (iv) Section 4.3(c) hereof may not be amended without the written consent of Dell USA L.P. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders, or agree to accept alternatives to such performance, without obtaining the consent of any Holder.

         5.9 Effect of Amendment or Waiver. THE INVESTORS AND THEIR SUCCESSORS AND ASSIGNS ACKNOWLEDGE THAT BY THE OPERATION OF SECTION 5.8 HEREOF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING REGISTRABLE SECURITIES, ACTING IN CONJUNCTION WITH THE COMPANY, WILL HAVE THE RIGHT AND POWER TO DIMINISH OR ELIMINATE ANY OR ALL RIGHTS PURSUANT TO THIS AGREEMENT.

         5.10 Rights of Holders. Each Holder shall have the absolute right to exercise or refrain from exercising any right or rights that such Holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such Holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

         5.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

         5.12 Additional Parties. To the extent that such Holder's execution of this Agreement is not evidenced by such Holder's execution of a separate Certification and Signature Page, each Series A Holder, Series B Holder, Series C Holder, Series D Holder and Series E Purchaser may become a party to this Agreement at any time after the date of this Agreement by returning to the Company a signature page executed by such Holder.




                     [THIS SPACE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    WEBMETHODS, INC., a Delaware corporation


                                    By:
                                        --------------------------------------
                                             Phillip Merrick, President


                                    DELL USA L.P.


                                    By:      Dell Gen. P. Corp.
                                             Its General Partner

                                    By:
                                       ---------------------------------------


                                    FDX CORPORATION, a Delaware corporation


                                    By:
                                       ---------------------------------------
                                             Authorized Person

                                    OTHER INVESTOR


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    Number of Series A Shares:
                                                              ------------------

                                    Number of Series B Shares:
                                                              ------------------

                                    Number of Series C Shares:
                                                              ------------------

                                    Number of Series D Shares:
                                                              ------------------

                                   Exhibit A


                                WEBMETHODS, INC.
                             a Delaware corporation

                         CERTIFICATE OF REPRESENTATIONS

                    REGARDING QUALIFIED SMALL BUSINESS STOCK

         THIS CERTIFICATE OF REPRESENTATIONS REGARDING QUALIFIED SMALL BUSINESS STOCK (this "Certificate") is executed as of ________, 1999 by webMethods, Inc., a Delaware corporation (the "Company"), for the benefit of ____, (collectively, "___________"). As used herein, the term "Stock" means
______.

REPRESENTATIONS

         Subject to the limitations and qualifications set forth below, the Company hereby represents as follows:

         1 .     The Company has conducted a reasonable investigation into the question of whether the Stock is "qualified small business stock" ("QSBS") within the meaning of Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         2. As of the date first above written, and assuming that ___________ has not sold, distributed, or otherwise transferred the Stock, all of the Stock is QSBS.

QUALIFICATIONS AND LIMITATIONS

         1 .     Qualification of the Stock as QSBS is based, in part, on the value of Company stock or other assets at certain relevant times. For purposes of the representations made in this Certificate, the Company has made a good faith determination of such values, taking into account all material facts and circumstances, but cannot guarantee that the Internal Revenue Service will not successfully assert that such determination is incorrect.

         2. Qualification of the Stock as QSBS is based, in part, on whether the Company has been engaged in the active conduct of one or more qualified trades or businesses. The term "qualified trade or business" set forth in Section 1202(e)(3) of the Code is not clearly defined in all respects. For purposes of the representations made in this Certificate, the Company has made a good faith effort to apply the definition of qualified trade or business set forth in Section 1202(e)(3) of the Code, but cannot guarantee that the Internal Revenue Service will not successfully assert a contrary definition.

         3. Qualification of the Stock as QSBS is based, in part, on whether at least eighty percent (by value) of the Company's assets have been used in the active conduct of one or more qualified trades or businesses. For this purpose, assets held as "working capital" of a qualified trade or business within the meaning of Section 1202(e)(6) of the Code are treated as used in the active conduct of such trade or business. The term "working capital" set forth in Section 1202(e)(6) of the Code is not clearly defined in all respects. For purposes of the representations made in this Certificate, the Company has made a good faith effort to apply the definition of working capital set forth in Section 1202(e)(6) of the Code, but cannot guarantee that the Internal Revenue Service will not successfully assert a contrary definition.

         4. Qualification of the Stock as QSBS is based, in part, on whether the Company purchased any of its stock from a person related to ___________ during a relevant testing period. For purposes of the representations made in this Certificate, the Company has made a good faith determination that such purchases did not occur, but cannot guarantee that the Internal Revenue Service will not successfully assert that such determination is incorrect.

         IN WITNESS WHEREOF, the Company has executed this Certificate as of the date first above written.


                                           BY:
                                               --------------------------------

                                           TITLE:
                                                  -----------------------------




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